                                                                      Exhibit 10

                               BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207

                                  312 372 1121
                               Fax: 312 372 2098


                                October 15, 1998



     As counsel for Acorn Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinion dated June 2, 1998 as an exhibit to post-effective amendment no. 63 to the registration statement of the Trust, Securities Act File No. 2-34223, on Form N-1A. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.


October 15, 1998


                                /s/ Bell, Boyd & Lloyd